Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 3-44164 and Form S-3 No. 333-108174) of S&T Bancorp, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8 No. 33-60530, Form S-8 No. 33-48549, Form S-8 No. 33-69403 and Form S-8 No. 333-111557), of our report dated January 16, 2004, with respect to the consolidated financial statements of S&T Bancorp, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

March 12, 2004